UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2011

STANDARD MICROSYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation)

0-7422	11-2234952
(Commission File Number)	(IRS Employer Identification No.)

80 Arkay Drive, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 435-6000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 9, 2011, Standard Microsystems Corporation, a Delaware corporation (“SMSC”), Comet Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of SMSC (“Merger Sub”), and Conexant Systems, Inc., a Delaware corporation (“Conexant”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to satisfaction or waiver of the conditions therein, Merger Sub will merge with and into Conexant (the “Merger”) with Conexant surviving as a wholly-owned subsidiary of SMSC.

Subject to the terms of the Merger Agreement, which has been approved by the boards of directors of SMSC and Conexant, at the effective time of the Merger (the “Effective Time”), each share of Conexant common stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $1.125 in cash (the “Cash Consideration”) and a fraction of a share of SMSC common stock equal to $1.125 divided by the volume weighted average price of SMSC common stock for the 20 trading days ending on the second trading day prior to closing, but in no event more than 0.04264 nor less than 0.03489 shares of SMSC common stock (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”).  The total Cash Consideration to be paid in the Merger is approximately $98 million and the total number of shares of SMSC common stock to be issued in the Merger is approximately 2.9 to 3.6 million.

The Merger Agreement also provides that outstanding restricted shares of Conexant, whether or not vested, will be accelerated and converted into the right to receive the Merger Consideration, and outstanding equity awards of options, whether or not vested, will be converted into the right to receive cash in the amount equal to the difference between the Cash Consideration plus the cash value of the Stock Consideration minus the exercise price of such options.  The Merger Agreement also provides that restricted stock units that are vested (or that vest upon consummation of the Merger) or held by a non-employee director will be converted into the right to receive cash in the amount of the Cash Consideration plus the cash value of the Stock Consideration.  Restricted stock units that are not vested will be assumed by SMSC upon closing of the transaction and converted into the right to receive shares of SMSC common stock.

The affirmative vote of the holders of a majority of the outstanding shares of Company common stock at a meeting of Conexant’s stockholders is required to approve the Merger.  No vote of the holders of SMSC common stock is needed to approve the Merger.

The Merger Agreement contains customary representations, warranties and covenants of Conexant and SMSC, including, among others, covenants by Conexant to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger and not to engage in certain kinds of transactions during such period and covenants by Conexant not to solicit, encourage, or negotiate with third parties in order to obtain an alternative acquisition proposal (subject to certain exceptions for the fiduciary responsibilities of Conexant’s board of directors).  The Merger Agreement also contains a covenant by SMSC not to pursue certain transactions (such as a material acquisition) that would require the inclusion of additional financial information in the registration statement SMSC will be filing with the Securities and Exchange Commission in connection with the Merger if such transactions would cause a material delay in the consummation of the Merger.

The Merger Agreement contains certain customary termination rights for both Conexant and SMSC, including the right of Conexant to terminate the Merger Agreement to accept a Superior Proposal (as defined in the Merger Agreement) on and subject to the terms and conditions set forth in the Merger Agreement.  Under certain circumstances, Conexant may be obligated to pay SMSC a termination fee of $7.7 million in connection with the termination of the Merger Agreement.

Closing of the transaction is subject to the fulfillment or waiver of certain conditions, including the adoption of the Merger Agreement by Conexant stockholders, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this report and incorporated herein by reference.  The Merger Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about Conexant, SMSC or Merger Sub.  In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by Conexant to SMSC and by SMSC to Conexant in connection with the signing of the Merger Agreement.  These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between SMSC, on the one hand, and Conexant, on the other hand, rather than establishing matters as facts.  Accordingly, the representations and warranties in the Merger Agreement should not be viewed as characterizations of the actual state of facts about Conexant, SMSC or Merger Sub.

Additional Information About This Transaction

In connection with the proposed transaction, SMSC will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Conexant and a prospectus of SMSC.  The definitive proxy statement/prospectus will be mailed to stockholders of Conexant.  Conexant and SMSC urge investors and security holders to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information about the proposed transaction.  You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by SMSC and Conexant with the SEC at the SEC’s website at www.sec.gov.  The proxy statement/prospectus (when it is available) and other documents filed by SMSC or Conexant with the SEC relating to the proposed transaction may also be obtained for free by accessing SMSC’s website at www.smsc.com by clicking on the link for “Investor Relations”, then clicking on the link for “SEC Filings” or by accessing Conexant’s website at www.conexant.com and clicking on the “Investors” link and then clicking on the link for “Financial Information” and then clicking on the link for “SEC Filings”.

Participants in This Transaction

SMSC, Conexant and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from Conexant stockholders in connection with the proposed transaction.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Conexant stockholders in connection with the proposed transaction, including the interests of such participants in the proposed transaction, will be set forth in the proxy statement/prospectus when it is filed with the SEC.  You can find information about SMSC’s executive officers and directors in SMSC’s definitive proxy statement filed with the SEC on June 14, 2010.  You can find information about Conexant’s executive officers and directors in Conexant’s definitive proxy statement filed with the SEC on December 10, 2010.  You can obtain free copies of these documents from SMSC or Conexant, respectively, using the contact information above.

Item 8.01	Other Events.

On January 10, 2011, Conexant and Parent issued a joint press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

2.1	Agreement and Plan of Merger, by and between Standard Microsystems Corporation, Merger Sub, and Comet Systems, Inc., dated as of January 9, 2011.

99.1	Joint Press Release issued by Standard Microsystems Corporation and Conexant Systems, Inc., dated January 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION

Date: January 10, 2011	By:	/s/ Walter Siegel

		Name:	Walter Siegel
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

2.1	Agreement and Plan of Merger, by and between Standard Microsystems Corporation, Merger Sub, and Comet Systems, Inc., dated as of January 9, 2011.

99.1	Joint Press Release issued by Standard Microsystems Corporation and Conexant Systems, Inc., dated January 10, 2011.